Exhibit 10.2

THIRD AMENDMENT TO TRANSACTION DOCUMENTS

This THIRD AMENDMENT TRANSACTION DOCUMENTS (this “Amendment”), is effective as of April 8, 2017, (the “Execution Date”) by and among Aura Systems, Inc., a Delaware corporation (the “Company”), and those other persons who have signed the signature page hereto (the “Signatories”), with reference to that certain Securities Purchase Agreement dated May 7, 2013 (as amended, the “Purchase Agreement”) by and among the Company and the Buyers (as that term is defined in the Purchase Agreement). Capitalized terms not defined herein that are defined in the Purchase Agreement shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, on or about January 30, 2017 the Company and the Signatories entered into that certain First Amendment Transaction Documents agreement by which the parties agreed to amend the Transaction Documents, including without limitation, the Purchase Agreement; and

WHEREAS, on or about March 14, 2017 the Company and the Signatories entered into that certain Second Amendment Transaction Documents agreement by which the parties agreed to amend the Transaction Documents, including without limitation, the Purchase Agreement whereby, among other changes, certain deadlines requiring the Company to file a proxy statement by March 15, 2017 were extended; and

WHEREAS, the Company and Signatories desire to further amend the Transaction Documents, including without limitation, the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.11 of the Purchase Agreement, any amendment to the Transaction Documents including without limitation, the Purchase Agreement made by an instrument in writing signed by the Company and the Required Buyers shall be binding on all Buyers and holders of Securities, provided that such amendment applies to all of the holders of the Securities then outstanding; and

WHEREAS, the Signatories hold or have the right to acquire at least seventy-five percent (75%) of the Conversion Shares and the Warrant Shares on a fully-diluted basis and therefore constitute the Required Buyers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Required Buyers hereby agree that the Transaction Documents are, as of and at the Execution Date, amended as follows:

1.             Amendment to Section 5.6 of Purchase Agreement. Section 5.6 of the Purchase Agreement is hereby amended to read in its entirety as follows:

5.6. Stockholder Meeting. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), with a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) to (i) to elect a new board of at least five (5) directors; (ii) to approve an amendment to the Certificate of Incorporation to effect up to a 1-for-7 reverse stock split of the Common Stock (such reverse stock split is referred to herein as the “Authorized Reverse Split”) (the affirmative approval of the Authorized Reverse Split being referred to herein as the “Stockholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Resolutions.

2.             Amendment to Section 1.1 of Amended and Restated Senior Convertible Note. Section 1.1 of the Amended and Restated Senior Convertible Note is hereby amended to read in its entirety as follows:

1.1. Base Interest Rate. So long as no Event of Default shall have occurred and be continuing, the Company shall pay interest on the unpaid Principal balance of, and accrued and unpaid interest on, this Note from the Issuance Date until the Execution Date at a rate per annum equal to sixteen (16%) percent (the “Interest Rate”). All accrued and unpaid interest on this Note from the Issuance Date through the Execution Date shall, on the Execution Date, be added to the Principal amount of this Note. Commencing upon the Execution Date, and through the sooner of (i) January 15, 2018 or (ii) the fifth (5th) Business Day following a Stockholder Meeting (as defined in the Amendment Agreement) (the “Interest Recommencement Date”) the Interest Rate under this Note shall be reduced to a rate per annum equal to zero percent (0.00%). Following the Interest Recommencement Date, the Interest Rate will automatically increase to five percent (5%) per annum.

3.             Amendment to Section 3.2 of Amended and Restated Senior Convertible Note. Section 3.2 of the Amended and Restated Senior Convertible Note is hereby amended to read in its entirety as follows:

3.2. Required Payment Upon Qualified Financing. No later than five (5) Business Day following Stockholder Approval (the “Required Payment Date”), the Company shall remit to Holder payment in the “Cash Payment Amount” set forth opposite such Holder’s name in Schedule A attached to the Amendment Agreement (the “Required Cash Payment”) provided however, that if a Qualified Financing has not occurred prior to the Required Payment Date, such Required Payment Date shall be automatically extended until five (5) Business Day following the occurrence of a Qualified Financing. For purposes of this Section 3.2, a “Qualified Financing” means the receipt by the Company of no less than $4,000,000 in aggregate gross proceeds from the sale of equity securities (including securities convertible into equity securities) of the Company in one or a series of related transactions after the Execution Date. Any Required Cash Payment made hereunder shall reduce the amount owed under this Note by the amount of such Required Cash Payment.

[signature page to follow]

IN WITNESS WHEREOF, the Signatories and the Company have each caused this Third Amendment Transaction Documents to be duly executed as of the Execution Date set forth above.

COMPANY:

AURA SYSTEMS, INC.

By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

SIGNATORIES:

RBC Capital Markets LLC Cust FBO Bruce M. Dresner IRA

By:	/s/ Bruce M. Dresner
Bruce M. Dresner

Robert T. Lempert

By:	/s/ Robert T. Lempert
Robert T. Lempert

LPD Investments, Ltd.

By:	/s/ Peter Dalrymple
Peter Dalrymple
G.P.

Kenmont Capital Partners, L.P.

By:	/s/ Donald R. Kendall, Jr.
Donald R. Kendall, Jr.
Managing Director

Keith Guenther

By:	/s/ Keith Guenther
Keith Guenther